Exhibit 21.1

SUBSIDIARIES OF BLUE OWL CAPITAL CORPORATION
Name		Jurisdiction

OR LENDING LLC		DELAWARE
ORCC FINANCING II LLC		DELAWARE
OWL ROCK CLO I, LLC		DELAWARE
OWL ROCK CLO II, LLC		DELAWARE
OWL ROCK CLO II, LTD		CAYMAN ISLANDS
OWL ROCK CLO III, LLC		DELAWARE
OWL ROCK CLO IV, LTD		CAYMAN ISLANDS
OWL ROCK CLO IV, LLC		DELAWARE
OWL ROCK CLO V, LTD		CAYMAN ISLANDS
OWL ROCK CLO V, LLC		DELAWARE
OWL ROCK CLO VI, LTD		CAYMAN ISLANDS
OWL ROCK CLO VI, LLC		DELAWARE
OWL ROCK CLO VII, LLC		DELAWARE
OWL ROCK CLO X, LLC		DELAWARE
OR DH I LLC		DELAWARE
OR GH I LLC		DELAWARE
OR MH I LLC		DELAWARE
OR HH I LLC		DELAWARE
OR HEH I LLC		DELAWARE
OR PCF I LLC		DELAWARE
OR AH I LLC		DELAWARE
OR NB I LLC		DELAWARE
ORCC BC 2 LLC		DELAWARE
ORCC BC 3 LLC		DELAWARE
ORCC BC 4 LLC		DELAWARE
ORCC BC 5 LLC		DELAWARE
ORCC BC 6 LLC		DELAWARE
ORCC FSI LLC		DELAWARE
OR FAIRCHESTER MH LLC		DELAWARE
ORCC PARENT LLC		DELAWARE
ORCC AAM RH LLC		DELAWARE
ORCC AAM LLC		DELAWARE
ORCC BC 12 LLC		DELAWARE
ORCC BC 13 LLC		DELAWARE
ORCC BC 14 LLC		DELAWARE
ORCC BC 15 LLC		DELAWARE
OR ATLANTA MH LLC		DELAWARE
OR GARDEN STATE MH LLC		DELAWARE
OR JEMICO MH LLC		DELAWARE
OR LONG ISLAND MH LLC		DELAWARE
OR MIDWEST MH LLC		DELAWARE
OR TORONTO MH LLC		DELAWARE